Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports dated March 23, 2018 relating to (1) the consolidated financial statements of Vista Proppants and Logistics, LLC and its subsidiaries and (2) the balance sheets of Vista Proppants and Logistics Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 23, 2018